UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

    CASEY’S GENERAL STORES, INC.

(Name of Registrant as Specified in its Charter)

    ACT ACQUISITION SUB, INC.

ALIMENTATION COUCHE-TARD INC.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following are presentation materials of Alimentation Couche-Tard Inc.:

Alimentation Couche-Tard Offer to Acquire Casey’s General Stores September 2010

Important Information
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. A tender offer (the “Tender Offer”) to purchase (1) all issued and outstanding shares of common stock, no par value, of Casey’s General Stores, Inc. (“Casey’s”), and (2) the associated rights to purchase shares of Series A Serial Preferred Stock, no par value, of Casey’s issued pursuant to the Rights Agreement, dated as of April 16, 2010, between Casey’s and Computershare Trust Company, N.A., as Rights Agent, at a price of $38.50 per share, net to the seller in cash, without interest and subject to any required withholding of taxes, is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, Letter of Transmittal and other related tender offer materials, together with any amendments and supplements thereto) that was filed by Alimentation Couche-Tard Inc. (“Couche-Tard”) and ACT Acquisition Sub, Inc. (“ACT
Acquisition Sub”) with the Securities and Exchange Commission (“SEC”) on June 2, 2010. These materials, as they may be amended from time to time, contain important information, including the terms and conditions of the Tender Offer, that should be read carefully before any decision is made with respect to the Tender Offer. Investors and security holders of Casey’s can obtain free copies of these documents and other documents filed with the SEC by Couche-Tard through the web site maintained by the SEC at http://www.sec.gov or by directing a request to the Corporate
Secretary of Alimentation Couche-Tard Inc., 4204 Industriel Blvd., Laval, Québec, Canada H7L 0E3. Free copies of any such documents can also be obtained by directing a request to Couche-
Tard’s information agent, Innisfree M&A Incorporated, at (877) 717-3930.
Couche-Tard and ACT Acquisition Sub filed a definitive proxy statement on Schedule 14A with the SEC on August 19, 2010 in connection with the solicitation of proxies for the 2010 annual meeting of shareholders of Casey’s. The definitive proxy statement was mailed to the shareholders of Casey’s on or about August 19, 2010. Investors and security holders of Casey’s are urged to read the definitive proxy statement and other documents filed with the SEC carefully in their entirety as they become available because they will contain important information. Investors and security holders of Casey’s can obtain free copies of these documents and other documents filed with the SEC by Couche-Tard through the web site maintained by the SEC at http://www.sec.gov or by directing a request to the Corporate Secretary of Alimentation Couche-Tard Inc., 4204 Industriel Blvd., Laval, Québec, Canada H7L 0E3. Free copies of any such documents can also be obtained by directing a request to Couche-Tard’s information agent, Innisfree M&A Incorporated, at (877) 717-3930.  Free copies of the definitive proxy statement and any additional proxy solicitation materials of
Couche-Tard and ACT Acquisition Sub can also be obtained through the web site maintained at http://www.ReadOurMaterials.com/Couche-Tard.
Certain Information Regarding Participants
Couche-Tard and ACT Acquisition Sub, its indirect wholly owned subsidiary, and certain of their respective directors and executive officers, and Couche-Tard’s nominees for election to the board of directors of Casey’s at the 2010 annual meeting of shareholders of Casey’s, may be deemed to be participants in the proposed transaction under the rules of the SEC. As of the date of this presentation, Couche-Tard is the beneficial owner of 362 shares of common stock of Casey’s (which includes 100 shares of common stock of Casey’s owned by ACT Acquisition Sub). Security holders may obtain information regarding the names, affiliations and interests of Couche-Tard’s directors and executive officers in Couche-Tard’s Annual Report on Form 40-F for the fiscal year ended April 25, 2010, which was filed with the SEC on July 19, 2010, and its proxy circular for the 2010 annual general meeting, which was furnished to the SEC on a Form 6-K on July 19, 2010.
These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the definitive proxy statement filed with the SEC on August 19, 2010.
Forward-looking Statements
The statements set forth in this communication, which describes Couche-Tard’s objectives, projections, estimates, expectations or forecasts, may constitute forward-looking statements. Positive or negative verbs such as “plan”, “evaluate”, “estimate”, “believe” and other related expressions are used to identify such statements. Couche-Tard would like to point out that, by their very nature, forward-looking statements involve risks and uncertainties such that its results, or the measures it adopts, could differ materially from those indicated or underlying these statements, or could have an impact on the degree of realization of a particular projection. Major factors that may lead to a material difference between Couche-Tard’s actual results and the projections or expectations set forth in the forward-looking statements include the possibility that Couche-Tard will not be able to complete the tender offer as expected; Couche-Tard’s ability to achieve the synergies and value creation contemplated by the proposed transaction; Couche-Tard’s ability to promptly and effectively integrate the businesses of Casey’s; expected trends and projections with respect to particular products, services, reportable segment and income and expense line items; the adequacy of Couche-Tard’s liquidity and capital resources and expectations regarding Couche-Tard’s financial condition and liquidity as well as future cash flows and earnings; anticipated capital expenditures; the successful execution of growth strategies and the anticipated growth and expansion of
Couche-Tard’s business; Couche-Tard’s intent, beliefs or current expectations, primarily with respect to future operating performance; expectations regarding sales growth, gross margins, capital expenditures and effective tax rates; expectations regarding the outcome of various pending legal proceedings; seasonality and natural disasters; and such other risks as described in detail from time to time in the reports filed by Couche-Tard with securities authorities in Canada and the United States. Unless otherwise required by applicable securities laws, Couche-Tard disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking information in this communication is based on information available as of the date of the communication.

Table of contents
1. Overview of Couche-Tard’s offer
2. Couche-Tard is offering compelling value for Casey’s
3. Casey’s Board must be replaced
4. Responses to Casey’s misinformation campaign
Appendix

3 1. Overview of Couche-Tard’s offer

Alimentation Couche-Tard means “late night snack”
• Largest independent convenience store operator in North
America by company-operated stores
• #1 Canadian convenience store operator
• Enterprise value of $4.8 billion and market cap of $4.3 billion as of
September 1, 2010
• Alain Bouchard, President and CEO, started the chain in 1980 with a single store
• Strong network of 5,869 convenience stores in U.S. and Canada
• Highly decentralized operations with fewer than 20 people at corporate headquarters
• Management owns approximately 22% of the company
• Longstanding history of successful acquisitions
• Bought Circle K from ConocoPhillips
• Great opportunity for suppliers and employees of acquired
companies – COO Brian Hannasch of Iowa was formerly at
Bigfoot Food Stores
Total stores
FY2010 Sales
US
78%
Canada
22%
5,869 stores
$16.4 billion
US
65%
Canada
35%

Couche-Tard is committed to acquiring Casey’s
Compelling offer
for Casey’s
shareholders
• Compelling offer: $38.50 cash per Casey’s share
• 53% of Casey’s shareholders tendered at $38.00 per share in Casey’s self-tender
• 17% premium to all-time and 52-week high prior to our announcement on April 8, 2010
• Since we approached Casey’s in October 2009, Casey’s has not presented any alternative that provides value greater than Couche-Tard's offer
• No other firm offer to buy Casey’s has appeared
• High multiple relative to precedent transactions
Couche-Tard has
nominated eight
independent
nominees
• Committed to acting in the best interests of Casey’s shareholders
• Highly qualified nominees will bring independent oversight accountability
• No historical entrenchment
Casey’s Board
and management
do not represent
Casey’s
shareholders’
best interests
• Refuses to meet or negotiate with Couche-Tard
• Forced Couche-Tard to go public with its offer
• Implemented a shareholder rights plan (“Poison Pill”) to prevent Couche-Tard from closing on its offer
• Financed stock buy-back with highly unusual financing containing a poison put mechanism
– Transfers ~$100MM ($2.65 / share) to noteholders
– Coerces shareholders not to exercise their right to sell Casey’s or replace Casey’s
Board
• Enhanced management golden parachutes

Couche-Tard is committed to acquiring Casey’s
(cont’d)
Couche-Tard has
listened to
Casey’s
shareholders
• Raised its offer above the price at which a majority of Casey’s shareholders were willing to sell their shares
• Secured acquisition financing
Couche-Tard is
committed to a
transaction
• Full support of Couche-Tard’s Board and majority ownership group
• Management visited over 300 Casey’s stores
• Secured financing from major financial institutions
• Engaged Credit Suisse, Dewey & LeBoeuf, Innisfree, Joele Frank and Nyemaster
Goode, among other advisors

Couche-Tard has secured financing and has
ample liquidity to fund the all-cash transaction
Couche-Tard has secured favorable financing with attractive terms sufficient to fund the entire cash consideration
• Up to $1.5 billion 4-year unsecured term loan facility, which complements existing, unused revolver capacity of $760 million
• Consortium of Canadian and international financial institutions led by:
- The Bank of Nova Scotia
- HSBC Bank Canada
- Caisse de dépôt et placement du Québec
- Rabobank Nederland, Canadian Branch
• With the new $1.5 billion term loan facility, existing cash and borrowing capacity under its existing credit facility, Couche-Tard has ample liquidity to fund the all-cash transaction
($ in millions)
Unused revolver capacity $760
Term loan facility 1,500
Cash on hand as of 6/20/2010 221
Total liquidity $2,481

Chronology
• October 6, 2009 – Alain Bouchard contacted Robert Myers about a possible business combination only to be turned down without a discussion
• November 13, 2009 – Mr. Bouchard contacted Mr. Myers again to reiterate Couche-Tard’s interest and was asked to submit any proposal in writing
• March 9, 2010 – Mr. Bouchard sent a letter to Mr. Myers setting forth a proposal to acquire 100% of the outstanding shares of Casey’s at a price of $36.00 per share which was rejected without a discussion
• March 30, 2010 – Mr. Bouchard sent a letter to Mr. Myers requesting that Casey’s Board reconsider the proposal and enter into negotiations,
which was again turned down without a discussion
• April 9, 2010 – Couche-Tard publicly disclosed its offer of $36.00 per Casey’s share
• April 9 2010 – Couche-Tard sold its position in Casey's in a series of open market sales at a weighted average price of $38.43 per share, consistent with its then current view that Casey’s value was $36.00 per share
• April 16, 2010 – Casey’s installed a Poison Pill to entrench Casey’s Board and management and enhanced its golden parachutes
• June 2, 2010 – Couche-Tard commenced a tender offer for Casey’s at $36.00 per share
• June 7, 2010 – Couche-Tard nominated a slate of independent directors to Casey's Board
• July 22, 2010 – Couche-Tard increased its offer to $36.75 per Casey’s share
• July 28, 2010 – Casey’s announced a recapitalization plan to purchase up to approximately 25% of Casey’s common stock at a price of $38 to $40 per share
• August 10, 2010 – To finance its leveraged recapitalization, Casey’s announced an off-market debt financing with a “poison put” mechanism designed to impede any takeover attempt and coerce shareholders not to vote against Casey’s incumbent Board
• August 26, 2010 – Casey’s announced the results of its self-tender; 26.8 million shares (a majority of the then outstanding shares of Casey’s) were tendered at the minimum purchase price of $38.00 per share
• September 1, 2010 – Couche-Tard increased its offer for Casey’s to $38.50 per share and announced that it has secured financing
• September 23, 2010 – Casey’s annual meeting of shareholders

9 2. Couche-Tard is offering compelling value for Casey’s

Casey’s shareholders have spoken on value
• Casey’s tender offer for up to approximately 25% of its own stock at $38.00 to
$40.00 per share expired on August 25, 2010
– 26.8 million shares –
~53% of the then outstanding shares of Casey’s were
tendered at the minimum purchase price of $38.00 per share
– Strong indication of value – actual holders’ sale price
• Now, Couche-Tard is offering $38.50 to Casey’s shareholders
– Couche-Tard's increased all-cash offer of $38.50 per share of Casey's is $0.50 per share higher than Casey’s self-tender
• Why won’t Casey’s Board let its shareholders accept our offer? A majority of
Casey’s shareholders were sellers at this price
• Couche-Tard has been listening to Casey’s shareholders, and now it is time for Casey’s Board to do the same
The results of Casey’s self-tender demonstrates that our $38.50 all-cash offer to acquire 100% of Casey’s is compelling

1983 1986 1989 1992 1995 1998 2001 2004 2007 2010
$0.00
$12.83
$25.67
$38.50
Casey’s stock price performance since IPO
Couche-Tard’s cash offer of $38.50 per share
Source: FactSet Research Systems.
Casey’s 52-week and all-time high price of $32.83 per share
+17% premium
Prior to Couche-Tard’s offer, Casey’s shares have never traded above $32.83 per share

Casey’s is fully valued by Couche-Tard’s offer
• Prior to Couche-Tard’s offer, Casey’s was covered by eight analysts, who had a mean target price of
$33.74 per share
– Casey’s is a well-run business, whose value was recognized by the market prior to our initial offer
– The market understood Casey’s value and prospects and anticipated a good first quarter
• Our premium all-cash offer recognizes Casey’s full value
– 7.5x EV / LTM EBITDA is above the average multiple of 6.3x for precedent C-store transactions
– $1.3 million EV per store is above the average multiple of $662 thousand for precedent C-store transactions
– 32% premium over the one-year average closing share price of $29.14 (prior to April 8, 2010)
– 26% premium over the 90-calendar day average closing share price of $30.68 (prior to April 8,
2010)
– 22% premium over the unaffected closing share price of $31.59 on April 8, 2010
– 17% premium to the all-time and 52-week high trading price of $32.83 (prior to April 8, 2010)
• Volatile gasoline margins are currently at their peak
– Couche-Tard is paying a high multiple on peak gasoline earnings, despite gasoline margin volatility
• Our offer fully values Casey’s owned real estate
– Minimal intrinsic real estate value (small, rural and limited alternative uses and very little available for sale-leaseback)
• Few synergies with Couche-Tard
– Limited operations overlap
– Casey’s is not a turn-around story; currently a well operated business

Couche-Tard is paying a high multiple on peak
gasoline earnings, despite gasoline margin volatility
• Gasoline retail sales constitute 68.5% of Casey’s FY2010 sales and 22.5% of Casey’s FY2010 gross profit
• Recent industry retail gasoline margins are unsustainably high and have benefited from:
– A slow and steady decline in underlying crude prices from their peak of $145 in July 2008 to $72 currently
– Retail prices are sticky and do not decline immediately even when crude prices decline. Accordingly, recent retail margins have been inflated
– Hurricane activity in the Gulf during recent years has led to actual supply disruptions, which resulted in spikes in retail margins
• Demand for finished motor gasoline has declined over the past five years
– Across the U.S., 275.5 million monthly barrels were supplied as of June 2010, compared to 281.2 million monthly barrels during the prior five years
– This trend is more pronounced in the Midwest, where 78.8 million monthly barrels were supplied as of June 2010, compared to 82.9 million monthly barrels during the prior five years
11.31¢
9.32¢
11.00¢
10.20¢
10.78¢
11.47¢
10.40¢
13.90¢
12.87¢
13.90¢
FY2001 FY2002 FY2003 FY2004 FY2005 FY2006 FY2007 FY2008 FY2009 FY2010
Source : Casey's public filings.
Casey’s gasoline margin per gallon

7.5x
5.1x
7.9x
5.1x
5.5x
8.6x
5.4x
5.8x
6.1x
6.6x
Susser /
Town &
Country
Wellspring
Capital /
Susser
Green Valley
Acquisition /
Uni-Mart
Couche-Tard /
Circle K
The Pantry /
Golden Gallon
(Ahold)
Sunoco /
Speedway
SuperAmerica
Uni-mart /
Orloski Services
Station
Tosco /
Exxon
Apollo /
Clark
USA
Tosco /
Circle K
Enterprise Value / LTM EBITDA
Implied transaction multiple:  7.5x
Average
6.3x
Source: Public filings, press releases and research reports.
Announce date: 09/07/07 12/25/05 07/04/04 10/03/03 08/03/03 02/03/03 04/21/00 12/01/99 05/01/99 02/01/96
EV ($MM) $361  $277  $90  $830  $187  $140  $41  $860  $230  $921
LTM EBITDA $49  $54  $11  $163 $31  $25  $5  $160  $35  $159
($MM)
Couche-Tard’s offer is at a premium multiple to
precedent C-store transactions
Excluded transaction
• Excludes squeeze-out of 7-Eleven by its Japanese parent IYG Holding in 2005
– Not comparable as the purchase price included very valuable 7-Eleven licenses
– 7-Eleven has a different model due to its high number of franchised stores

$868
$315
$499
$1,355
$725
$494
$342
$400
$958
Wellspring
Capital / Susser
Green Valley
Acquisition / Uni-
Mart
Couche-Tard /
Circle K
The Pantry /
Golden Gallon
(Ahold)
Sunoco /
Speedway
SuperAmerica
Uni-mart /
Orloski Services
Station
Tosco / Exxon
Mobil
Apollo /
Clark USA
Tosco /
Circle K
Implied Couche-Tard transaction multiple:
$1.3 million per store
Average: $662
Source: Public filings, press releases and research reports.
Note: Store count includes all stores regardless of owned vs. leased and operated vs. dealer.
Enterprise Value / Store
($ thousands)
Announce date 12/25/05 07/04/04 10/03/03 08/03/03 02/03/03 04/21/00 12/01/99 05/01/99 02/01/96
EV ($MM) $277  $90  $830  $187  $140  $41  $860  $230  $921
No. of Stores 319  285  1,663  138  193  43  1,740  672  2,300
Couche-Tard’s offer is at a premium multiple to
precedent C-store transactions (cont’d)
• Excludes purchase price multiple of the squeeze-out of 7-Eleven by its Japanese parent IYG Holding in 2005
– Not comparable as the purchase price included very valuable 7-Eleven licenses, plus 7-Eleven has a different model due to its high number of franchised stores
• Susser / Town & Country EV/store multiple excluded from average as Town & Country stores generated significantly higher volume and profitability and therefore are not comparable to Casey's
Excluded transaction

Couche-Tard’s offer is at a premium to other all-
cash unsolicited offers since 1997
Premium of final offer to 52-week high Premium of final offer to all-time high
Some unsolicited offers are opportunistic, Couche-Tard’s offer is not
(69%)
(41%)
(25%)
(21%)
(18%)
(16%)
(14%)
(10%)
(8%)
(6%)
(5%)
(5%)
(5%)
(4%)
(3%)
(3%)
(2%)
(2%)
(1%)
1%
1%
2%
2%
2%
4%
5%
5%
5%
6%
6%
8%
9%
11%
13%
14%
17%
17%
18%
19%
20%
22%
39%
Blockbuster / Circuit City Stores*
Vishay / International Rectifier*
Pharma Services / Quintiles Transnational
AlliedSignal / AMP*
Koninklijke Philips Electronic / VLSI Technology
Chesapeake / Shorewood Packaging*
NiSource / Columbia Energy Group
Nationwide Mutual Insurance / Allied Group
VA Partners / Acxiom*
Jerry Moyes / Swift Transportation
Highfields Capital Mgmt / Circuit City Stores*
Cenveo / Banta*
Bristol-Myers Squibb / Imclone Systems*
ArvinMeritor / Dana*
Investment Group / Aramark
Cadence Design Systems / Mentor Graphics*
Shell Oil / Barrett Resources*
BASF / Engelhard
Constellation Brands / Robert Mondavi
Astellas Pharma / OSI Pharmaceuticals
Air Products and Chemicals / Airgas
Footlocker / Genesco*
Oracle / Bea*
Montana Public Power / NorthWestern*
Shorewood Packaging / Chesapeake*
King Pharmaceuticals / Alpharma
Electronic Arts / Take-Two Interactive Software*
Pilgrim's Pride / Gold Kist
Simon Property Group / Taubman Centers*
International Specialty Prods / Dexter*
Investor Group / Harrah's Entertainment
Omnicare / NeighborCare
Investor Group / Taubman Centers*
Weyerhaeuser / Willamette Industries
Elliott Associates / Novell*
Computer Assoc Intl / Computer Sciences*
Couche-Tard / Casey's
Oracle / PeopleSoft
Inbev / Anueuser-Busch
Astellas Pharma / CV Therapeutics*
Unilever / Bestfoods
Roche Holding / Ventana Medical Systems
(94%)
(92%)
(88%)
(84%)
(83%)
(79%)
(73%)
(71%)
(67%)
(66%)
(64%)
(64%)
(49%)
(47%)
(46%)
(45%)
(42%)
(42%)
(38%)
(38%)
(35%)
(32%)
(24%)
(16%)
(15%)
(12%)
(10%)
(7%)
(5%)
(3%)
(3%)
(2%)
(1%)
2%
2%
3%
6%
6%
8%
9%
11%
17%
Blockbuster / Circuit City*
Elliot Associates / Novell*
Oracle / Bea*
Highfields Capital Mgmt  / Circuit City Stores*
Pharma Services  / Quintiles Transnational
Astellas Pharma / CV Therapeutics*
Oracle / PeopleSoft
ArvinMeritor / Dana*
Vishay / International Rectifier*
AlliedSignal / AMP*
Cadence Design Systems / Mentor Graphics*
Bristol-Myers Squibb / Imclone Systems*
King Pharmaceuticals / Alpharma
Shorewood Packaging / Chesapeake*
Koninklijke Philips Electronic / VLSI Technology
VA Partners / Acxiom*
Chesapeake / Shorewood Packaging*
Astellas Pharma / OSI Pharmaceuticals
Unilever / Bestfoods
Electronic Arts / Take-Two Interactive Software*
Weyerhaeuser / Willamette Industries
Jerry Moyes / Swift Transportation
Inbev / Anheuser-Busch Companies
BASF / Engelhard
NiSource / Columbia Energy Group
Pilgrim's Pride / Gold Kist
Nationwide Mutual Insurance / Allied Group
International Specialty Prods / Dexter*
Cenveo / Banta*
Investment Group / Aramark
Air Products and Chemicals / Airgas
Shell Oil / Barrett Resources*
Constellation Brands / Robert Mondavi
Foot Locker / Genesco*
Montana Public Power / NorthWestern*
Roche Holding / Ventana Medical Systems
Computer Assoc Intl / Computer Sciences*
Simon Property Group / Taubman Centers*
Investor Group / Harrah's Entertainment
Omnicare / NeighborCare
Investor Group / Taubman Centers*
Couche-Tard / Casey's
Mean: (32.7%)
Mean: (0.4%)
Source: Securities Data Corporation.
Note: Includes all-cash unsolicited offers over $1 billion since 1997.
* Denotes withdrawn transactions.

Casey’s stock price would have declined if not for
Couche-Tard’s offer
Since Couche-Tard's public announcement on April 8th…
• The hoped for “summer of recovery” didn’t materialize and fear that the economy is heading into a severe double dip recession has increased
• Major market indices have declined
– S&P 500 has declined 9% and the DJIA is down 6%
– Approximately 77% of company stock prices listed on the NYSE are down
• The economy is slowing; second-quarter GDP growth was revised downward to
1.6% from 2.4%, compared to 3.7% in the first quarter
• Concern that European debt crisis will adversely affect the U.S. economy
• High unemployment rate continues
– 9.6% in August 2010
• Consumer spending remains weak as consumers remain nervous about jobs and the state of the economy

Casey’s is correlated to the S&P 500 Retail Index
• Casey’s doesn’t correlate perfectly to any index
• The S&P Retail Index
(1)
is a capitalization-weighted index of 29 domestic equities in the retail sector, traded on the New York Stock Exchange, American Stock Exchange
and NASDAQ
• Casey’s stock trading is more correlated to the S&P Retail Index than it is to any other C-store company
Source: FactSet Research Systems.
Note: Correlation for periods ending April 8, 2010.
(1) Includes AZO, BBBY, BBY, BIG, COST, CVS, DDS, DG, FDO, GPS, HD, JCP, JWN, KR, KSS, LOW, LTD, ODP, RSH, S, SHW, SPLS, SWY, TGT, TIF,
TJX, WAG, WINN and WMT.  See Appendix for details.
Statistical correlation (R
2
10 year 5 year 3 year 2 year 1 year
S&P Retail Index 18.4% 26.7% 31.1% 31.3% 28.5%
S&P 500 25.6% 30.6% 35.4% 34.4% 30.2%
Couche-Tard 1.1% 1.8% 2.3% 1.9% 2.2%
Pantry 7.8% 18.1% 21.2% 24.0% 17.9%
Susser NA NA 15.3% 18.3% 10.7%
) with Casey's

Couche-Tard

12% decrease
12% decrease
38% premium

Casey’s is correlated to the S&P 500 Retail Index
(cont’d)
Note: As of September 1, 2010.
(1) Includes AZO, BBBY, BBY, BIG, COST, CVS, DDS, DG, FDO, GPS, HD, JCP, JWN, KR, KSS, LOW, LTD, ODP, RSH, S, SHW, SPLS, SWY, TGT, TIF, TJX, WAG, WINN and
WMT. See Appendix for details.
April 8,
2010
September 1,
2010
466
412
$31.59
$27.89
Casey's Share
Price on April 8,
2010
Implied Casey's Share
Price based on the S&P
500 Retail Index
$38.50
Couche-Tard's
all-cash offer
S&P Retail Index
(1)
Casey’s Implied Share Price

Casey’s share price would have decreased based
on major market indices
Source: Factset Research Systems.
(1) Implied Casey’s share price based on relative change in price vs. pre-announcement price of $31.59.
• Recent C-store sector stock market performance has been affected by Couche-Tard’s offer
– Not a good indication of Casey’s unaffected stock price
– C-store peers are trading at a premium due to takeover rumors spurred by Couche-Tard’s offer
– Casey’s stock trading is more correlated to the S&P Retail Index than it is to any other C-store company
• Absent Couche-Tard’s offer, Casey’s stock would have traded down with other market indices
“The stock [The Pantry] has potential upside, partly because it could be an attractive target for an acquirer in an industry that is likely to see lots of deals over the coming years”
Barron’s
21 June, 2010
“It's one of the retail sectors that hasn't consolidated, relative to others that we cover”
William Blair & Co.
21 June, 2010
“With the recent interest in Casey's General Stores, shares in The
Pantry may be the next best thing.”
Investopedia
22 June, 2010
“It's one of the retail sectors that hasn't consolidated, relative to others that we cover”
William Blair & Co.
21 June, 2010
“We acknowledge Casey’s stock will likely drop once the
tender offer is complete and if the Couche-Tard offer is
withdrawn”
BMO Capital Markets
20 August, 2010
$38.50 offer
Implied Casey's as a% premium
Index 4/8/10 9/1/10 % change
share price
(1)
to implied price
S&P 500 1,186 1,080 (8.9%) 28.76 33.8%
S&P Retail Index 466 412 (11.7%) 27.89 38.1%
S&P Small Cap 600 371 334 (9.8%) 28.50 35.1%
Dow Jones Industrial Average 10,927 10,269 (6.0%) 29.69 29.7%
Russell 3000 3,101 2,839 (8.5%) 28.92 33.1%
NYSE Composite 7,565 6,911 (8.6%) 28.86 33.4%

Casey’s equity research price targets
• Couche-Tard’s all cash offer is a 26% premium to the average present value of Casey’s equity research analyst price targets prior to making our offer public
• Subsequent to Couche-Tard’s offer, Casey’s equity research price targets increased
• Couche-Tard’s all cash offer of $38.50 is above the average present value of Casey’s equity research analyst price targets of $37.43
• The revised target prices are based on assumptions that are inconsistent with observable data and widespread market views of the C-store industry
• Constant P/E multiple post Casey’s leveraged recapitalization
• Unusually high and unsustainable gasoline margins going forward
• Equity research also cite many factors that may affect their target price including:
• Gasoline margin volatility
• Month-to-month volatility in merchandise comp sales
• Lack of specific guidance on EPS
Source:   Bloomberg.
(1)           Price targets discounted back from 18 months after report day to 9/1/10 at a discount rate of 10%.
Prior to 4/8/2010 After 4/8/2010
Present
$38.50 offer as
Present
$38.50 offer as
value a % premium / value a % premium /
Report Target of target (discount) to Report Target of target (discount) to
Firm date price price
(1)
implied price date price price
(1)
implied price
BMO Capital Markets 4/6/2010 $30.00 $27.02 42.5% 8/23/2010 $39.00 $33.87 13.7%
BAML 3/18/2010 33.00 29.87 28.9% 6/15/2010 39.00 34.50 11.6%
Feltl & Company 3/12/2010 29.70 26.92 43.0% 7/28/2010 46.00 40.22 (4.3%)
Sidoti & Company 3/12/2010 40.00 36.26 6.2% 8/31/2010 50.00 43.36 (11.2%)
RBC 3/10/2010 36.00 32.65 17.9% 8/17/2010 44.00 38.27 0.6%
Northcoast Research NA NA NA NA 7/13/2010 42.00 36.87 4.4%
Morgan Keegan NA NA NA NA 8/17/2010 44.00 38.27 0.6%
Miller Tabak NA NA NA NA 7/30/2010 39.00 34.08 13.0%
Average $33.74 $30.54 26.0% $42.44 $37.43 2.9%
Median 33.00 29.87 28.9% 42.00 37.57 2.5%

Couche-Tard

"Many companies buy back shares purely to boost EPS, and, just as in the case if mergers and acquisitions, **EPS accretion or dilution has nothing to do with whether or not a buyback makes economic sense**"

"**Neither the negative effect of dividends nor the positive effect of repurchases on EPS is associated with changes in the wealth of shareholders**....These results conflict with the commonly accepted intuition that increasing EPS through repurchase creates economic value for the investor"

Casey’s leveraged recapitalization does not
increase value for its shareholders
• Empirical evidence and academic studies contradict the fallacy that EPS accretion from stock buy backs leads to increased stock prices
Rappaport. Ten Ways to Create Shareholder Value. 2006. Harvard Business Review
Oded & Michel. Stock Repurchase and the EPS Enhancement Fallacy. 2008. Financial Analyst Journal

Couche-Tard

Casey's General Stores
Food & staples retailing
S&P 1500

Source: Bloomberg.
Note: All P/E ratios are based on forward looking earnings estimates.
Across the market, in the C-store industry and for Casey’s, P/E ratios have fluctuated significantly over time, showing that P/E ratios are volatile
P/E ratios are volatile
5
10
15
20
5
10
15
20
2006 2007 2008 2009 2010
2006 2007 2008 2009 2010
5
10
15
20
2006 2007 2008 2009 2010
Historical P/E ratios
Average:                    13.4
Standard deviation:    1.4
Average:                    15.9
Standard deviation:    2.1
Average:                    15.1
Standard deviation:    1.6

P/E ratios following share repurchase announcements

Percent of P/E ratios above announcement P/E

In almost half of the cases, the P/E ratios of companies that have announced a share repurchase have decreased in the year following the announcement
In almost half of all share repurchases
announced, P/E ratios have decreased
Performance of P/E ratios of companies that have announced a share repurchase, adjusted for market movements over the year following the announcement
25
50
75
100
125
150
175
0%
25%
50%
75%
100%
75 percentile
25 h percentile
Median
Announcement
Announcement
+365 days
+365 days
Source: Bloomberg.
Note:    Based on all share repurchase announcements.  P/E ratios calculated as share price divided by forward looking EPS. Share price appreciation calculated as excess returns to the
             S&P 500 on a beta adjusted basis.

Total returns
R² = 0.018

Total returns
R² = 0.000

Over the last three and five years, EPS growth has been a very limited driver of total share price returns, explaining between 0% and 2% of all S&P 1500 company returns
Source: Bloomberg.
Note: Sample includes non-financial S&P 1500 firms. Total returns calculated as share price appreciation over the last three and five years with dividends reinvested respectively.
Very weak relationship between EPS growth and TSR
EPS profile is only one factor in TSR
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
-300% -150% 0% 150% 300%
EPS growth
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
-300% -150% 0% 150% 300%
EPS growth
What about over the last 5 years? How much has EPS growth explained total returns over the last 3 years?

26 3. Casey’s Board must be replaced

Casey’s Board seems to be more interested in
preserving their jobs than serving shareholders’
best interests
Refuse to engage
in dialogue
Entrenched
Board and
management
Leveraged
recapitalization
• Casey’s has rejected all of Couche-Tard’s offers
• Casey’s continues to refuse to meet or negotiate with Couche-Tard
• Casey’s executives have been granted lucrative golden parachutes
• Adopted a Poison Pill and commenced costly and meritless litigation against Couche-Tard (they have dropped most claims)
• Installed coercive financing with a very costly “poison put” mechanism designed to impede any takeover attempt by any party
• Casey’s Board and management only own 0.3% of Casey’s – their financial interest is in their jobs and is not aligned with shareholders’
interest
• One of several last ditch attempts to distract shareholders from
Couche-Tard’s all-cash premium offer for the entire company
• A calculated move to financially engineer a temporary increase in Casey’s stock price
• Fails to increase fundamental value for all Casey’s shareholders

Casey’s coercive, entrenching financing
demonstrates that Casey’s Board must be replaced
Casey’s leveraged recapitalization is a pretext for installing a coercive financing arrangement with a very costly “poison put” mechanism designed to impede ANY takeover attempt by ANY party
• Casey’s executed an off-market debt financing with a financing arrangement which includes a
“poison put” mechanism designed to impede any takeover attempt
• Coerces shareholders not to vote against Casey’s incumbent Board
• Payable in the event, among other things:
– Casey's shareholders decide to replace a majority of Casey’s Board
– Couche-Tard or any other party acquires 35% or more of the outstanding shares of
Casey’s
• One voting advisory service has stated that “linking a payment of this size to a change-in-
control trigger is highly unusual and is designed to entrench Casey’s Board and management at the expense of Casey’s shareholders”
– In poison puts installed by other companies, these change in control provisions had some
“cure” available even if a dissident or hostile bidder triggered the poison put; however,
Casey’s poison put does not have a “cure”
– Casey’s poison put was adopted in the context of an active hostile tender offer, making the entrenchment power of the poison put a central issue for shareholders
– Effectively attempts to take the decision regarding the future of Casey’s away from Casey’s shareholders
If the buyback is such a great idea, why didn’t Casey’s do it before Couche-Tard’s offer?

Casey’s Board is misinforming shareholders
about the true cost of its coercive financing
• If enforceable, Casey’s “poison put” mechanism transfers substantial value from
Casey’s shareholders to Casey’s noteholders
– Makes it approximately $100 million more expensive to acquire Casey’s
(based on current treasury rates)
– Equates to ~$2.65 per share (after giving effect to Casey’s recapitalization)
– 18% premium to Casey’s noteholders, which represents ~ 7% of Casey’s current equity value (pro forma for the self tender) based on current stock prices
– Total annualized return to noteholders of 58% if put at 12/31/10 based on current treasury rates
– Detracts from the value that may be received by Casey’s shareholders
– Deters any acquisition, not just by Couche-Tard

Interest rate of 4.3% (LIBOR+300 bps)
(1)
May be prepaid at any time without penalty
Pro forma leverage: 3.1x total debt / LTM
EBITDA
– Couche-Tard is rated BB+
Couche-Tard obtained favorable financing while
Casey’s financing is off-market
5.22% interest rate
Costly and unusual “poison put” mechanism
designed to impede any takeover attempt by any
party
Pro forma leverage: 2.5x total debt / LTM
EBITDA
– Casey’s is not publicly rated
Casey’s financing Couche-Tard’s financing
(1) Includes a 4-year LIBOR Swap Spread (i.e. to convert floating rate to fixed rate, so comparable to Casey’s financing) of 1.3% as of 9/1/2010 per Bloomberg.
• Couche-Tard’s financing proves that Casey's could have financed its self-tender much more cost effectively and avoided the coercive and expensive "poison put"
it gave to its new lenders
– Typically, debt financing used by companies like Casey's has a maximum change of control premium in the 1% to 3% range
– Multiple forms of cheaper debt financing were available to Casey’s to fund its self-tender

Selected retail financings
• Casey's new $569 million notes do not have publicly available ratings
• Assuming a credit rating of BBB or strong BB (low investment grade or strong high yield),
Casey's new notes issue appears to be off-market
• Relative to investment grade notes issues, the yield is almost 100 bps wide to the two new notes issues of 2010
• Compared to strong HY issues, Casey's notes maintain only a slight pricing advantage
• We would have expected the "poison put" feature to drive substantially improved pricing given the "windfall" opportunity to investors
• If enforceable, the "poison put" gives noteholders a total annualized return of 58% if put at
12/31/10 based on current treasury rates
Casey’s new notes issue appears to be “off-market”
Note: Includes 2010 issuance of strong BB and BBB area issuers.
Selected retail debt offerings
USD Current
Date Issuer Coupon Maturity Proceeds Yield
High Yield (Strong BB area)
5/18/2010 J. C. Penney 5.650% 6/1/2020 398.9 5.650%
4/26/2010 Advance Auto Parts 5.750% 5/1/2020 298.8 5.750%
Average 5.700%
Investment Grade (BBB area)
8/24/2010 Yum Brands, Inc. 3.875% 1/1/2020 $350.0
4.060%
4/20/2010 Nordstrom, Inc. 4.750% 5/1/2020 500.0 4.110%
Average 4.085%
8/10/2020 Casey's 5.220% 8/9/2020 $569.0

32 4. Responses to Casey’s misinformation campaign

Casey’s Board is misinforming shareholders
about Couche-Tard’s offer
Casey’s claims that Couche-Tard’s offer substantially undervalues Casey’s and represents a low premium relative to precedent transactions
Our offer is at a premium multiple and provides a unique opportunity for Casey’s shareholders to realize full and immediate value
– 7.5x EV / FY2010 EBITDA is above the average multiple of 6.3x for precedent
C-store transactions
– $1.3 million EV per store is above the average multiple of $662 thousand for precedent C-store transactions
– 32% premium to Casey’s pre-announcement 1-year average share price
– 22% premium to Casey’s pre-announcement share price
– 17% premium to pre-announcement all-time and 52-week high share price
– Prior to Couche-Tard’s offer, Casey’s shares have never traded above $32.83 per share

Casey’s Board is misinforming shareholders
about Couche-Tard’s offer (cont’d)
Casey’s states in their presentations that they “expect the favorable gasoline environment to continue”
–
Why?  They don’t say…
Number of gasoline outlets and “hoses” has held steady or grown
– Particularly true in the Midwest, where readily available and inexpensive land results in low barriers to entry
Demand for finished motor gasoline has declined over the past five years
– Across the U.S., 275.5 million monthly barrels were supplied as of June 2010, compared to 281.2 million monthly barrels during the prior five years
– This trend is more pronounced in the Midwest, where 78.8 million monthly barrels were supplied as of June 2010, compared to 82.9 million monthly barrels during the prior five years
Recent industry retail gasoline margins are unsustainably high and have benefited from:
– A slow and steady decline in underlying crude prices from their peak of $145 in July 2008 to $72 currently
– Retail prices are sticky and do not decline immediately even when crude prices decline. Accordingly, recent retail margins have been inflated
– Hurricane activity in the Gulf during recent years has led to actual supply disruptions, which resulted in spikes in retail margins
11.31¢
9.32¢
11.00¢
10.20¢
10.78¢
11.47¢
10.40¢
13.90¢
12.87¢
13.90¢
FY2001 FY2002 FY2003 FY2004 FY2005 FY2006 FY2007 FY2008 FY2009 FY2010
Source : Casey's public filings.
Casey’s gasoline margin per gallon

Casey’s Board is misinforming shareholders
about Couche-Tard’s offer (cont’d)
Casey’s claims that Couche-Tard’s offer does not reflect recent sector performance
- Casey’s is misinforming shareholders by comparing recent share price performance to that of
Couche-Tard, Susser and The Pantry
Casey’s is more correlated to the S&P Retail Index than it is to any other C-store company
Recent C-store sector performance has been affected by Couche-Tard’s offer
– The Pantry and Susser are rumored to be takeover targets
– Casey’s current stock price reflects Couche-Tard’s offer and not the unaffected stock price
Since Couche-Tard made public its offer to acquire Casey’s on April 8, 2010, the S&P 500
Index and S&P Retail Index
(1)
have declined 9% and 12%, respectively
– Implied share price for Casey’s of $28.76 and $27.89, respectively
(2)
– We firmly believe that absent our offer, Casey’s stock price would have traded in line with the declining trend
Prior to Couche-Tard’s offer, Casey’s shares have never traded above $32.83 per share
Note: As of September 1, 2010.
(1) The S&P Retail Index is a capitalization-weighted index of 29 domestic equities in the retail sector, traded on the New York Stock Exchange, American Stock Exchange and NASDAQ.
(2) Implied Casey’s share price based on relative change in price vs. pre-announcement price of $31.59.
Source: FactSet Research Systems.
Note: Correlation in periods ending April 8, 2010.
Statistical correlation (R²) with Casey's
10 year 5 year 3 year 2 year 1 year
S&P Retail Index 18.4% 26.7% 31.1% 31.3% 28.5%
S&P 500 25.6% 30.6% 35.4% 34.4% 30.2%
Couche-Tard 1.1% 1.8% 2.3% 1.9% 2.2%
Pantry 7.8% 18.1% 21.2% 24.0% 17.9%
Susser NA NA 15.3% 18.3% 10.7%

Casey’s Board is misinforming shareholders
about Couche-Tard’s offer (cont’d)
Casey’s claims that Couche-Tard’s offer is opportunistic and intends to take advantage of equity market volatility
Casey’s had since October of 2009 to seek alternatives
– No other firm offer to buy the company has appeared
Casey’s stock would have declined in line with the various indices, but for
Couche-Tard’s offer supporting it
Our offer is the most attractive strategic alternative available to Casey’s shareholders
– Opportunity to realize full and fair value for their shares
Our offer permits shareholders to receive certain profit, avoid risk of a double-dip recession and receive cash for a volatile equity
We are not undervaluing Casey’s or being opportunistic
Casey’s notes “extraordinary equity market volatility” yet asks its shareholders to stand pat “as the economy recovers”
53% of Casey’s shareholders were sellers at $38.00 per share

Casey’s Board is misinforming shareholders
about Couche-Tard’s offer (cont’d)
Casey’s claims Couche-Tard’s offer would adversely impact Casey’s other constituencies
Couche-Tard’s offer is very attractive for ALL of Casey’s constituencies
Couche-Tard’s track record with employees of companies and with local businesses around the companies we have acquired is outstanding
– Couche-Tard operates using a highly decentralized model, and we expect to keep most, if not all, of the employees of Casey’s in place
– Our decentralized model has enabled us to continue the relationships with existing suppliers and vendors
– In the case of Casey’s, we already have significant overlap in vendors and do not expect any material changes in operations
Greater scale of a combined Couche-Tard and Casey’s will provide the other constituencies of Casey’s with opportunities beyond what the smaller platform of Casey’s currently can provide
– Access to Couche-Tard’s platform will provide the suppliers of Casey’s with increased opportunities to expand their sales to convenience store chains within Couche-Tard’s portfolio
Employees looking to rise in the organization will have greater opportunities
– Brian Hannasch of Iowa, our COO, joined Couche-Tard through an acquisition
– Most of Couche-Tard’s operating vice presidents are from acquisitions

Casey’s Board is misinforming shareholders
about Couche-Tard’s offer (cont’d)
Casey’s claims its performance, growth opportunities, balance sheet and human capital can create far greater value for shareholders
Casey’s leveraged recapitalization implies they do not have good opportunities to invest and grow the company independently
– Putting leverage on the company limits flexibility and ability to deploy capital for growth
– Why didn’t they implement a recapitalization plan before Couche-Tard’s offer?
– Casey’s management has historically operated without leverage – how will operating with leverage affect Casey’s management decisions going forward?
Casey’s claims Couche-Tard’s offer is an attempt to utilize Casey’s strong balance sheet and real estate position to subsidize the offer
Our offer fully values Casey’s owned real estate
– Minimal intrinsic real estate value (small, rural, limited alternative uses and very little available for sale-leaseback)
We believe that no other buyer will pay a higher price for Casey’s than the
Couche-Tard offer

Next steps for shareholders
Vote FOR Couche-Tard’s nominees and proposal on the BLUE proxy card
• Elect the new slate of independent candidates for the Board of Directors, who are committed to maximizing value for all Casey’s shareholders
• Vote FOR Couche-Tard’s proposal regarding new or amended By-Laws

40 Appendix

41 A. Couche-Tard Nominees and Biographies

Independent Nominees – Biographical
Information
Name  Age Qualification details
Howard W. Bates 56 Mr. Bates currently is self-employed as a business consultant and is actively engaged in raising capital for
early stage growth and new venture start-ups. From
2007 to 2009, Mr. Bates served as President of Kratos
Defense and Security Solutions, Inc. In 1994, Mr.
Bates founded Haverstick Consulting, Inc., a defense
and technology firm in Indianapolis, Indiana, which
was acquired by Kratos Defense and Security
Solutions, Inc. in December 2007. From 1994 to 2007,
Mr. Bates served as the President and Chief Executive
Officer of Haverstick Consulting, Inc. Mr. Bates serves
or has served on the board of directors of the following
organizations: Haverstick Consulting, Inc.; Haverstick
Government Solutions, Inc., a government consulting
firm; DTI and Associates, a military and government
consulting firm; Xtreme Alternative Defense Systems
(XADS) Ltd.; Haverstick Acquisition Inc.; Rocket
Support Systems LLC; and A.C.E., a charitable
foundation for children. Mr. Bates earned a Masters in
Business Administration from Xavier University in
Cincinnati.

Independent Nominees – Biographical
Information
Name  Age Qualification details
Hugh L. Cooley 60 Mr. Cooley retired from Shell Oil Products Company in
July 2009. In 37 years with Shell Oil Products
Company, Mr. Cooley held various positions,
including, among others, Vice President of Marketing
and Sales for Motiva Enterprises LLC, a joint venture
between Shell Oil Company and Saudi Refining, Inc.,
and Vice President for National Wholesale of Shell Oil
Products Company. Mr. Cooley serves or has served
on the board of directors of the following
organizations: truenorth Energy, LLC, a joint venture
between the Lyden Company and Shell Oil Company
which operates or supplies Shell franchise sites; First
Coast Energy, LLP, a gasoline service station
company; and Tri Star Energy, LLC, which is a joint
venture of Kimbro Oil Company, The Parman
Corporation and Motiva Enterprises LLC and
distributes fuel to, and operates convenience stores
under, the Daily’s Convenience Stores and Scot
Markets brands in Tennessee and Kentucky. Mr.
Cooley earned a Bachelor of Science in Marketing
from the University of Alabama.

Independent Nominees – Biographical
Information
Name  Age Qualification details
Terrence Coriden 63 Since 1998, Mr. Coriden has served as an attorney for, and part owner of, Coriden, Coriden, Andrews &
Glover, LLC (formerly Coriden Law Office, LLC). Mr.
Coriden is also currently Of-Counsel for Dugan &
Voland, LLP and serves as City of Columbus Utility
Attorney. From 2005 to 2006, Mr. Coriden served as a
hearing judge for the State of Indiana regarding the
adjudication of worker compensation matters. Since
2005, Mr. Coriden has served as an adjunct professor
at Indiana University-Purdue University Indianapolis.
Mr. Coriden currently serves on the board of directors
of Kid’s Chance Foundation and has served on the
board of directors of the Indiana Continuing Legal
Education Forum and as Chairman of the Workers
Compensation Board of Indiana. Mr. Coriden is a
member of the Indiana State Bar Association and
received his Juris Doctor degree from the University of
Toledo.

Independent Nominees – Biographical
Information
Name  Age Qualification details
Mickey Kim 51 As of 2005, Mr. Kim was the Chief Operating Officer
and Chief Compliance Officer of Kirr, Marbach &
Company, LLC, a registered investment adviser, and
continues to currently hold such positions. Mr. Kim is a
director and serves on the audit committee of Kirr,
Marbach Partners Funds, Inc., which is a registered
investment company. In addition, Mr. Kim serves on
the board of directors of Heritage Fund – The
Community Foundation of Bartholomew County, a
community philanthropic organization. Mr. Kim served
on the board of directors of Salin Bank & Trust Co., a
privately held Indiana bank. Mr. Kim is a Chartered
Financial Analyst. Mr. Kim earned a Bachelor of
Science in Accounting from the University of Illinois
and a Masters in Business Administration in Finance
from the University of Chicago.

Independent Nominees – Biographical
Information
Name  Age Qualification details
David O. Mann 41
Since 2002, Mr. Mann has served as a partner of
Spring Mill Venture Partners, LLC, a venture capital
firm focused on early stage, high-growth life science
and information technology investments. Previously,
Mr. Mann worked with ServiceMaster Ventures and
was a founding member of the ServiceMaster Home
Service Center, a joint venture between Kleiner Perkins
Caufield & Byers and ServiceMaster Ventures. Mr.
Mann began his career in the U.S. Navy. He serves or
has served on the board of directors of the following
organizations: HVAF of Indiana, Inc., an organization
that supports homeless veterans; BioStorage
Technologies, Inc., a company that supplies storage for
biological products; Cine-tal Systems, Inc., a television
display technology company; WebLink International,
Inc., a webmanagement software and service
company; KIPP Indianapolis College Preparatory, a
college preparatory school in Indianapolis, Indiana;
Venture Club of Indiana, a non-profit organization that
assists entrepreneurs; and TechPoint PAC, a non-profit
organization and political action committee. Currently,
an adjunct faculty member at Indiana University Kelley
School of Business (Indianapolis), Mr. Mann received
his Masters in Business Administration from Harvard
Business School and a Bachelor of Science from the
U.S. Naval Academy at Annapolis.

Independent Nominees – Biographical
Information
Name  Age Qualification details
Kevin J. Martin 44 Since 2001, Mr. Martin has served as the Chief
Financial Officer of Johnson Ventures, Inc., a private
investment company. Mr. Martin serves on the board
of directors of the following organizations: JV Partners
I, LLC; Indiana Limestone Company, Inc., a quarrying
and fabrication company; Stone Center of Indiana,
LLC, a retailer of architectural and landscape stone;
Indianapolis Tennis Championships, Inc., a non-profit
organization that hosts tennis tournaments; and the
Columbus Museum of Art & Design, a non-profit
organization dedicated to arts in Columbus, Indiana.
Mr. Martin previously served on the board of directors
of Johnson Construction Materials, LLC, a
construction material provider and Central Restaurant
Products, LLC, a wholesale restaurant equipment and
supplies company. Mr. Martin received a Bachelor of
Science in Accounting and a Masters in Business
Administration in Management Information Systems
and Entrepreneurship from Indiana University.

Independent Nominees – Biographical
Information
Name  Age Qualification details
David B. McKinney 55 Since 1998, Mr. McKinney has served as President and Chief Compliance Officer of Reams Asset
Management Company, an investment management
firm. From 2003 to 2005, Mr. McKinney served on the
board of directors of Columbus Funds, Inc., a
registered investment company. In addition, Mr.
McKinney serves or has served on the board of
directors of the following organizations: the United
Way of Bartholomew County; Turning Point Domestic
Violence Services, an organization devoted to
domestic violence; Volunteers in Medicine, an
organization that provides health care services utilizing
retired healthcare professionals; Columbus Indiana
Architectural Archives; Columbus Enterprise
Development Center and Big Brothers / Big Sisters of
Bartholomew County. Mr. McKinney is a Certified
Public Accountant and received a Bachelor of Science
in Accounting from Miami University and a Juris
Doctor from Indiana University School of Law.

Independent Nominees – Biographical
Information
Name  Age Qualification details
Marc E. Rothbart 47 Since 1999, Mr. Rothbart has served as Chief
Financial Officer and Senior Vice President of SIHO
Insurance Services, Inc., an employee health care
benefits company. Mr. Rothbart serves on the board of
directors of the following organizations: the Columbus
Indiana Philharmonic; the United Way of Bartholomew
County; and the Columbus Museum of Art and Design.
Mr. Rothbart also has served on the board of directors
of Art Columbus and the Child Abuse Prevention
Council. Mr. Rothbart earned a Bachelor of Science in
Management from Bentley College.

50 Who is Alimentation Couche-Tard?

1980
1986
1995
1997
1999
2001
2002
2003
2005
2006
2007
2008
2009
2010

History of Couche-Tard
IPO
34 Store Network
3rd Public Offering
Acquired 245 Provi-Soir
Stores and 50 Wink’s Stores
Alain Bouchard Started
the Chain with one store
2nd  Public Offering
304 Store Network
Entry into Ontario, Western Canada
976 Stores under Mac’s, Mike’s Mart
and Becker’s Banners as part of
Silcorp Acquisition
Added to U.S. Midwest
287 Dairy Mart Stores
4th Public Offering
Entry into U.S. Midwest
225 Bigfoot Stores as part
of Johnson Oil Acquisition
- Further Penetration of U.S. Midwest
92 Dairy Mart
43 Clark Retail Stores
- Acquired Dunkin’ Donuts
Quebec Master Franchise
- Acquired Circle K, 2nd largest
independent convenience store in U.S.
Franchise agreement
with Grupo Kaltex, S.A.
de C.V. for 250 stores in
Mexico within the next
five years
Acquisition of 236 sites
from Shell Oil Products
US and its affiliate
Motiva Enterprises LLC
Couche-Tard and Irving
Oil Limited expand
partnership to include
252 stores across Atlantic
Canada and New England
Couche-Tard
offers to acquire
Casey’s at $38.50
per share
Added a total of
496 stores
Acquisition of
43 company-
operated and
444 franchises
from Exxon
Mobil

Banner	# stores
	2,279
	43
Total	**2,333**

Banner	# stores
	21
Pump N Stop	19
Total	**40**

Banner	# stores
	53
Winners Banner	16
	26
	7
Total	**102**

Banner	# stores
All Star	53
Groovin Noovin	13
	236
	24
Holland	56
	24
Spectrum Stores	90
Total	**496**

Banner	# stores
Sterling Stores	28
Others	18
Total	**46**

Banner	# stores
	7
Exploitation Quali-T	13
Spirit Energy	70
	15
Others	2
Total	**107**

Banner	# stores
ExxonMobil	43
	444
RDK joint venture (1)	50
Total	**537**

2.3x
1.4x
0.8x
0.4x
1.5x
1.3x
1.0x
0.6x
At Circle K
transaction close
2004 2005 2006 2007 2008 2009 2010
Couche-Tard rapidly de-leveraged following its successful acquisition of Circle K
Total net debt / EBITDA
Recent acquisitions
Note: 2004 figures are pro forma for Circle K transaction.
(1) Represents 50% interest in RDK Ventures LLC, a joint venture with Shell Oil Products US (100 stores).
Couche-Tard already operated 32 of these stores prior to entering into the JV.
Adjusted net debt / EBITDAR
3.7x 2.9x 2.5x 3.2x 3.2x 2.9x 2.6x 4.2x
Longstanding history of successful acquisitions
and de-leveraging
FYE April 2004 FYE April 2005 FYE April 2006 FYE April 2007 FYE April 2008 FYE April 2009 FYE April 2010

Couche-Tard has a large presence in the U.S.
• 3,836 stores in the U.S. – 65% of total stores
• Presence in 43 states and Washington D.C.
• 8 out of 11 divisions in the U.S.
• 36,000 employees out of 53,000 are in the U.S. – 68% of total
• 78% of revenues come from U.S. divisions
US
100%
US
78%
Canada
22%
US
83%
Canada
17%
Couche-Tard Casey’s Pro-forma Couche-Tard
Note: Based on FY2010 sales as of April 2010.
+ =

54 The Strategic Rationale

Compelling strategic rationale
• Creates largest independent corporate-store operator
in North America with ~ 7,400 locations
• Expands geographic footprint across North America
• Enhances scale and efficiency
• Uniquely positions Couche-Tard to generate more
cash flow
• Delivers immediate premium to Casey’s shareholders
• Casey’s stakeholders become part of bigger
organization with benefits of a decentralized business
model empowering its employees

1,000
5,932
4,401
777
383
1,387
1,649
1,598
1,531
900
386
527
7,100
1,468
4,596
3,367
3,601
428
1,302
498
8,100
7,400
5,869
4,639
4,144
3,984
1,815
1,649
1,598
1,531
1,305
900
884
527
43
3
1,468
7-Eleven Pro forma
Couche-Tard
Couche-Tard Shell ExxonMobil Chevron Valero Pantry Marathon Casey's ConocoPhillips Cumberland
Farms
Tesoro Susser
Company-operated Affiliated / Franchises
Source: Public filings / data, websites, press releases.
Note: Most recent data as of July 18, 2010.
(1) Denotes U.S. locations.
(1)
(1)
(1)
(1)
Creates the largest independent corporate-store
operator in North America

Enhanced store network
International Locations:
China, Guam, Hong Kong, Indonesia, Japan,
Macao, Mexico, Vietnam
Company operated: 4,401
Affiliated: 1,468
Total stores: 5,869
Owned real estate: 1,300+ locations
Source:  Company information.
Casey’s portfolio is geographically complementary to Couche-Tard
Total stores: 1,531
IL
IA
MN
MO
NE
ND
SD WI
IN
65
377
436
97
296
109
104
10
Casey’s retail footprint
Couche-Tard’s retail footprint
GREAT LAKES REGION
Corporate stores: 463
Affiliated stores: 250
MIDWEST REGION
Corporate stores: 425
Affiliated stores: 65
SOUTHEAST REGION
Corporate stores: 271
Affiliated stores: 56
SOUTHWEST REGION
Corporate stores: 222
Affiliated stores: 200
ARIZONA REGION
Corporate stores: 624
Affiliated stores: 18
WEST COAST REGION
Corporate stores: 162
Affiliated stores: 321
CENTRAL CANADA
Corporate stores:  571
Affiliated stores: 199
WESTERN CANADA
Corporate stores: 287
Affiliated stores: 0
EASTERN CANADA
Corporate stores:  676
Affiliated stores: 300
FLORIDA REGION
Corporate stores: 407
Affiliated stores: 6
GULF REGION
Corporate stores: 293
Affiliated stores: 53
37

Integration strategy
Couche-Tard expects that:
• Couche-Tard’s decentralized business model will allow it to run Casey’s as a stand-alone business unit
• No significant capital expenditures will be required to integrate Casey’s
• Casey’s store banner will remain in place (no re-branding / remodels required) and will continue to be grown as a rural store format in the
U.S. Midwest region
• There is a possibility to leverage Casey’s wholesale and distribution capabilities
• There is a possibility to implement best practices from Casey’s and
Couche-Tard
• Limited potential synergies – Casey’s is not a turn-around story;
currently a well operated business

S&P Retail Index constituents
($ in billions)
Ticker Company Name
Market Capitalization
as of Sep. 1, 2010
AZO AutoZone $10.2
BBBY Bed Bath & Beyond 9.8
BBY Best Buy 13.7
BIG Big Lots 2.6
COST Costco Wholesale 25.5
CVS CVS Caremark 37.9
DDS Dillard's 1.5
DG Dollar General 9.6
FDO Family Dollar Stores 5.8
GPS Gap 11.2
HD Home Depot 48.2
JCP J.C. Penney 4.9
JWN Nordstrom 6.6
KR Kroger 12.8
KSS Kohl's 14.9
LOW Lowe's 30.2
LTD Limited Brands 8.1
ODP Office Depot 1.0
RSH RadioShack 2.4
S Sprint Nextel 12.3
SHW Sherwin-Williams 7.7
SPLS Staples 13.5
SWY Safeway 7.3
TGT Target 37.7
TIF Tiffany 5.2
TJX TJX 16.4
WAG Walgreen 26.9
WINN Winn-Dixie Stores 0.4
WMT Wal-Mart Stores 187.1
Source: FactSet Research Systems.